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                                                                       EXHIBIT 5

OPINION OF BALCH & BINGHAM LLP

                       [Letterhead of Balch & Bingham LLP]

                                  July 14, 2004

Wolverine Tube, Inc.
200 Clinton Avenue West, Suite 1000
Huntsville, Alabama 35801

      RE:   REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 14, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,450,000 shares of your common stock, par value $0.01 per share (the "Shares"). We understand that the Shares are to be sold by the selling stockholders to the public from time to time as described in the Registration Statement.

      We have also examined originals, or duplicates or certified or conformed copies, of those corporate records and such agreements, instruments and other documents, and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.

      We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, in rendering this opinion, we have assumed that the Shares will be offered and sold in compliance with the requirements of the federal securities laws and the securities laws of the states having jurisdiction thereof, and in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

      On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that, assuming the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, the Shares, if offered and sold by such stockholders, will be validly issued, fully paid and non-assessable.

      Our opinion is limited solely to matters set forth herein. The law covered by this opinion is limited to the federal law of the United States, the law applicable to contracts of the State of Alabama and the law applicable to corporations of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                               Respectfully submitted,

                                               /s/ BALCH & BINGHAM LLP

                                               Balch & Bingham LLP